Exhibit 99.5

Korro Bio, Inc.

Condensed Consolidated Financial Statements

Korro Bio, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except par value amounts)

	September 30, 2023	December 31, 2022
Assets:
Current assets:
Cash and cash equivalents	$46,119	$36,333
Short-term investments	—	18,915
Prepaid expenses and other current assets	3,026	1,835

Total current assets	49,145	57,083
Property and equipment, net	12,892	9,866
Advance payments for property and equipment	351	76
Operating lease right-of-use assets	26,425	2,024
Other non-current assets	7,018	4,693

Total assets	$95,831	$73,742

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,836	$2,605
Accrued expenses and other current liabilities	5,711	3,175
Operating lease liabilities, current portion	992	2,921

Total current liabilities	9,539	8,701
Operating lease liabilities, net of current portion	30,228	209

Total liabilities	39,767	8,910
Series Seed convertible preferred stock, $0.001 par value
13,781 shares authorized, issued and outstanding at September 30, 2023 and December 31, 2022 (aggregate liquidation preference of $16,115 at September 30, 2023 and December 31, 2022)	15,924	15,924
Series A convertible preferred stock, $0.001 par value
40,848 shares authorized, issued and outstanding at September 30, 2023 and December 31, 2022 (aggregate liquidation preference of $91,500 at September 30, 2023 and December 31, 2022)	77,736	77,736
Series B-1 convertible preferred stock, $0.001 par value
22,222 shares authorized, issued and outstanding at September 30, 2023 and December 31, 2022 (aggregate liquidation preference of $58,000 at September 30, 2023 and December 31, 2022)	57,703	57,703
Series B-2 convertible preferred stock, $0.001 par value
20,863 shares authorized at September 30, 2023 and December 31, 2022; 20,863 and 4,496 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively (aggregate liquidation preference of $58,000 and $12,500 at September 30, 2023 and December 31, 2022, respectively)	57,958	12,500
Stockholders’ deficit
Common stock, $0.001 par value; 117,138 and 115,838 shares authorized at September 30, 2023 and December 31, 2022, respectively; 6,006 and 5,462 shares issued at September 30, 2023 and December 31, 2022, respectively; 6,002 and 5,404 shares outstanding at September 30, 2023 and December 31, 2022, respectively	7	5
Additional paid-in capital	4,315	2,802
Accumulated other comprehensive loss	—	(5)
Accumulated deficit	(157,579)	(101,833)

Total stockholders’ deficit	(153,257)	(99,031)

Total liabilities, convertible preferred stock and stockholders’ deficit	$95,831	$73,742

The accompanying notes are an integral part of these condensed consolidated financial statements.

Korro Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(amounts in thousands, except per share amounts)

	Nine Months Ended September 30,
	2023	2022
Operating expenses:
Research and development	$41,828	$30,052
General and administrative	15,813	12,485

Total operating expenses	57,641	42,537

Loss from operations	(57,641)	(42,537)
Other income, net	1,895	539

Net loss	$(55,746)	$(41,998)

Net loss per share, basic and diluted	$(9.98)	$(8.30)
Weighted-average common shares outstanding, basic and diluted	5,583	5,058
Comprehensive loss:
Net loss	$(55,746)	$(41,998)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	5	(3)

Comprehensive loss	$(55,741)	$(42,001)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Korro Bio, Inc.

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(unaudited)

(amounts in thousands)

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Series B-2 Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance at December 31, 2022	13,781	$15,924	40,848	$77,736	22,222	$57,703	4,496	$12,500	5,404	$5	$2,802	$(5)	$(101,833)	$(99,031)
Issuance of Series B-2 convertible preferred stock, net of issuance costs of $42	—	—	—	—	—	—	16,367	45,458	—	—	—	—	—	—
Issuance of common stock for services rendered	—	—	—	—	—	—	—	—	6	—	6	—	—	6
Exercises of stock options	—	—	—	—	—	—	—	—	538	2	359	—	—	361
Vesting of restricted common stock	—	—	—	—	—	—	—	—	54	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	1,148	—	—	1,148
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	5	—	5
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(55,746)	(55,746)

Balance at September 30, 2023	13,781	$15,924	40,848	$77,736	22,222	$57,703	20,863	$57,958	6,002	$7	$4,315	$—	$(157,579)	$(153,257)

	Series Seed Convertible Preferred Stock		Series A Convertible Preferred Stock		Series B-1 Convertible Preferred Stock		Series B-2 Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance at December 31, 2021	13,781	$15,924	40,848	$77,736	22,222	$57,703	4,496	$12,500	4,788	$5	$1,595	$(7)	$(43,801)	$(42,208)
Exercises of stock options	—	—	—	—	—	—	—	—	144	—	49	—	—	49
Issuance of common stock for services rendered	—	—	—	—	—	—	—	—	10	—	11	—	—	11
Vesting of restricted common stock	—	—	—	—	—	—	—	—	381	—	5	—	—	5
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	894	—	—	894
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(3)	—	(3)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(41,998)	(41,998)

Balance at September 30, 2022	13,781	$15,924	40,848	$77,736	22,222	$57,703	4,496	$12,500	5,323	$5	$2,554	$(10)	$(85,799)	$(83,250)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Korro Bio, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(amounts in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating Activities:
Net loss	$(55,746)	$(41,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expense	2,376	977
Stock-based compensation expense	1,154	905
Depreciation expense	2,645	1,760
Non-cash interest expense	—	30
Net amortization of premiums and discounts on investments	(80)	42
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(14)	(616)
Accounts payable	309	2,186
Accrued expenses	1,730	(264)
Operating lease liabilities	1,313	(1,525)
Other non-current assets and liabilities	137	(109)

Net cash used in operating activities	(46,176)	(38,612)

Investing Activities:
Purchases of investments	—	(37,213)
Proceeds from maturities of investments	19,000	48,985
Purchases of property and equipment	(5,830)	(3,725)
Advance payments for property and equipment not yet received	(351)	(76)

Net cash provided by investing activities	12,819	7,971

Financing Activities:
Proceeds from Series B-2 convertible preferred stock, net of issuance costs	45,458	—
Proceeds from exercises of stock options	349	48
Other financing activities, net	(2,634)	(44)

Net cash provided by financing activities	43,173	4

Net increase (decrease) in cash, cash equivalents and restricted cash	9,816	(30,637)
Cash, cash equivalents and restricted cash, beginning of period	41,477	84,044

Cash, cash equivalents and restricted cash, end of period	$51,293	$53,407

Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued expenses	$167	$183
Financing costs in accounts payable and accrued expenses	$965	$—
Operating lease liabilities arising from right-of-use assets	$26,777	$5,287
Stock option exercise receivables in prepaid expenses and other current assets	$12	$1
Supplemental cash flow information:
Cash paid for operating lease liabilities	$2,244	$1,600

The accompanying notes are an integral part of these condensed consolidated financial statements.

Korro Bio, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

1. The Company and Liquidity

Nature of Business

Korro Bio, Inc. (the “Company”) is an RNA editing company focused on the discovery and development of novel genetic medicines. The Company was incorporated in September 2018 as RNABIO, Inc. and subsequently renamed in November 2018.

Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, compliance with government regulations and the need to obtain additional financing. Product candidates currently under development will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval, prior to commercialization. These efforts will require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance-reporting capabilities. Even if the Company’s product development efforts are successful, it is uncertain when, if ever, the Company will realize revenue from product sales.

Merger Agreement & Pre-Closing Financing

On July 14, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Frequency Therapeutics, Inc., a Delaware corporation (“Frequency”) and Frequency Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Frequency (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Korro Bio, Inc., with Korro Bio, Inc. surviving as a wholly owned subsidiary of Frequency (the “Merger”). In contemplation of the Merger, the Company also entered into a subscription agreement with certain parties to purchase shares of the Company’s common stock for an aggregate purchase price of approximately $117.3 million (the “Pre-Closing Financing”).

On November 3, 2023 (the “Closing Date”), following approval by the stockholders of the Company and Frequency, the Pre-Closing Financing closed immediately prior to consummation of the Merger.

Subject to the terms and conditions of the Merger Agreement, immediately prior to the Closing Date, each then outstanding share of the Company’s common stock (including common stock issued upon the conversion of the Company’s preferred stock but excluding the common stock issued in the Pre-Closing Financing) converted into the right to receive 5,161,114 shares of Frequency’s common stock calculated in accordance with the Merger Agreement.

The Company’s Pre-Closing Financing was contingent on and occurred prior to the closing of the Merger, subject to customary closing conditions. Shares of the Company’s common stock issued pursuant to the Pre-Closing Financing were converted into the right to receive 2,077,864 shares of Frequency common stock calculated in accordance with Merger Agreement immediately prior to closing.

The Merger will be accounted for as a reverse recapitalization with the Company being the accounting acquirer and Frequency as the acquired company for accounting purposes.

Going Concern

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Presentation of Financial Statements—Going Concern, an entity is required to assess whether there are conditions and events, considered in the aggregate, that raise substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued.

As of September 30, 2023, the Company had cash, cash equivalents and short-term investments of $46.1 million. On November 3, 2023, the Company issued additional shares of common stock in the Pre-Closing Financing for aggregate proceeds of $117.3 million and the Company received $26.9 million from the Merger. The Company expects that its cash and cash equivalents outstanding as of September 30, 2023, together with the proceeds from the sale of shares of common stock issued in the Pre-Closing Financing and the Merger on November 3, 2023, will be sufficient to fund its obligations for at least 12 months from the date of issuance of these condensed consolidated financial statements.

2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The condensed consolidated financial statements include the accounts of Korro Bio, Inc. and its wholly-owned subsidiary, Korro Mass Securities, Inc., which was established in December 2020. All intercompany transactions and balances have been eliminated in consolidation.

Summary of Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the audited financial statements for the years ended December 31, 2022 and 2021, included in Exhibit 99.6 of Frequency’s Current Report on Form 8-K of which this Exhibit 99.5 is part. Since the date of those annual financial statements, there have been no changes to the Company’s significant accounting policies, except as noted below.

Unaudited Interim Financial Information

The accompanying condensed consolidated balance sheet as of September 30, 2023, and the condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of convertible preferred stock and stockholders’ deficit and condensed consolidated statements of cash flows for the nine months ended September 30, 2023 and 2022 are unaudited. The condensed consolidated interim financial statements have been prepared on the same basis as the audited annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of September 30, 2023 and the results of its operations and its cash flows for the nine months ended September 30, 2023 and 2022. The financial data and other information disclosed in these notes related to the nine months ended September 30, 2023 and 2022 are also unaudited. The results for the nine months ended September 30, 2023 are not necessarily indicative of results to be expected for the full year or for any other subsequent interim period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. On an ongoing basis, the Company’s management evaluates its estimates which include, but are not limited to, accrued expenses and stock-based compensation expense. The Company bases its estimates on historical experience and other market specific or other relevant assumptions it believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and it establishes additional disclosure requirements related to credit risks. For available-for-sale debt securities with expected credit losses, this standard now requires allowances to be recorded instead of reducing the amortized cost of the investment. The Company adopted this new standard effective January 1, 2023, and there was no impact to the condensed consolidated financial statements as a result of the adoption of this guidance.

3. Fair Value Measurements

The Company measures the fair value of money market funds based on quoted prices in active markets for identical securities. Investments also include commercial paper and government securities which are valued either based on recent trades of securities in inactive markets or based on quoted market prices of similar instruments and other significant inputs derived from or corroborated by observable market data. The carrying amounts reflected in the condensed consolidated balance sheets for cash, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values, due to their short-term nature.

Assets measured at fair value on a recurring basis as of September 30, 2023 were as follows (in thousands):

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Money market funds, included in cash and cash equivalents	$43,490	$43,490	$—	$—

Total	$43,490	$43,490	$—	$—

Assets measured at fair value on a recurring basis as of December 31, 2022 were as follows (in thousands):

	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Money market funds, included in cash and cash equivalents	$14,904	$14,904	$—	$—
Short-term investments:
Commercial paper	14,935	—	14,935	—
Government securities	3,980	—	3,980	—

Total	$33,819	$14,904	$18,915	$—

There were no liabilities measured at fair value on a recurring basis as of September 30, 2023 or December 31, 2022.

There were no changes in valuation techniques, nor were there any transfers among the fair value hierarchy levels during the nine months ended September 30, 2023 or during the year ended December 31, 2022.

4. Investments

The Company did not have short-term investments as of September 30, 2023.

Short-term investments as of December 31, 2022 were comprised as follows (in thousands):

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Commercial paper	$14,935	$—	$—	$14,935
Government securities	3,985	—	(5)	3,980

Total	$18,920	$—	$(5)	$18,915

As of September 30, 2023, the Company held no securities that were in an unrealized loss position. As of December 31, 2022, the aggregate fair value of securities that were in an unrealized loss position for less than twelve months was $4.0 million. The Company did not record any charges for credit-related impairments during the nine months ended September 30, 2023.

5. Restricted Cash

As of September 30, 2023, the Company maintained current restricted cash of $1.8 million and non-current restricted cash of $3.4 million. As of December 31, 2022, the Company maintained current restricted cash of $0.6 million and non-current restricted cash of $4.5 million. Such current amounts are included within “Prepaid expenses and other current assets” and such non-current amounts are included within “Other non-current assets” in the condensed consolidated balance sheets. All restricted cash amounts are comprised solely of letters of credit required pursuant to the Company’s facility leases.

The following table provides a reconciliation of cash, cash equivalents and restricted cash as of September 30, 2023 and 2022 that sums to the total of the same amounts shown in the condensed consolidated statements of cash flows (in thousands):

	September 30,
	2023	2022
Cash and cash equivalents	$46,119	$48,113
Restricted cash	5,174	5,294

Cash, cash equivalents and restricted cash	$51,293	$53,407

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of September 30, 2023 and December 31, 2022 were comprised as follows (in thousands):

	September 30, 2023	December 31, 2022
Annual bonus	$2,356	$2,198
External research and development services	1,910	274
Other employee compensation and benefits	146	426
Financing costs	808	—
Other operating expenses	491	277

Total accrued expenses and other current liabilities	$5,711	$3,175

7. Common Stock

As of September 30, 2023, the Company was authorized to issue 117,138,030 shares of common stock. Holders of common stock are entitled to one vote per share. In addition, holders of common stock are entitled to receive dividends, if and when declared by the Company’s Board of Directors. As of September 30, 2023, no dividends had been declared.

As of September 30, 2023 and December 31, 2022, the Company had reserved for future issuance the following number of shares of common stock (in thousands):

	September 30, 2023	December 31, 2022
Conversion of outstanding Series Seed Preferred Stock	13,781	13,781
Conversion of outstanding Series A Preferred Stock	40,848	40,848
Conversion of outstanding Series B-1 Preferred Stock	22,222	22,222
Conversion of outstanding Series B-2 Preferred Stock	20,863	4,496
Future issuances of Series B-2 Preferred Stock	—	16,367
Vesting of restricted common stock	4	58
Exercises of outstanding stock options	12,304	9,280
Exercise of outstanding warrant	162	162
Future issuances under 2019 Stock Incentive Plan	950	3,218

Total reserved for future issuance	111,134	110,432

8. Preferred Stock

Series Seed Preferred Stock

In May 2019, the Company entered into a Series Seed Stock Purchase Agreement (the “Series Seed 1 and 2 Agreement”). Under this Series Seed 1 and 2 Agreement, the Company sold an aggregate of 4,000,000 shares of Series Seed Preferred Stock at a price of $1.00 per share. In addition, the Company was previously party to a Simple Agreement for Future Equity (the “SAFE”) with Atlas Venture Fund XI, L.P. (“Atlas”) whereby the Company received $2.0 million in exchange for granting Atlas the right to participate in a future equity financing. In conjunction with the execution of the Series Seed 1 and 2 Agreement, the SAFE converted into 2,000,000 additional shares of Series Seed Preferred Stock. Subsequently, the Company entered into a Series Seed 3 Preferred Stock Purchase Agreement (the “Series Seed 3 Agreement”) in August 2019 under which it sold 7,780,769 additional shares of Series Seed Preferred Stock at a price of $1.30 per share.

Under the Series Seed 1 and 2 Agreement and the Series Seed 3 Agreement, the Company received aggregate net cash proceeds of $13.9 million, after deducting offering expenses paid by the Company.

The Company assessed the terms and features of the Series Seed Preferred Stock and concluded that it should be classified outside of permanent equity in the condensed consolidated balance sheets, as the Series Seed Preferred Stock is contingently redeemable upon the occurrence of a deemed liquidation event that is outside of the Company’s control. Accordingly, the Company has classified the Series Seed Preferred Stock within temporary equity in the condensed consolidated balance sheets. As of September 30, 2023, the Series Seed Preferred Stock is not being accreted to redemption as a deemed liquidation event is not considered to be probable. Further information on the rights, preferences and privileges of the Series Seed Preferred Stock is outlined below.

Series A Preferred Stock

In June 2020, the Company entered into the Series A Preferred Stock Purchase Agreement (the “Series A Agreement”). Under the Series A Agreement, the Company sold 18,191,965 shares at an initial closing in June 2020 and 2,232,143 shares at an additional closing in July 2020, both at a price of $2.24 per share. The Company received aggregate net cash proceeds of $45.5 million from these sales, after deducting offering expenses paid by the Company.

The Series A Agreement also included a right (the “Series A Tranche Right”) whereby investors would be obligated to purchase, and the Company obligated to sell, an additional 20,424,108 shares of Series A Preferred Stock at $2.24 per share upon the achievement of certain research and development milestones prior to December 31, 2021 (the “Series A Milestone Closing”). Investors could also elect to waive the conditions of the Series A Milestone Closing and purchase their allotment of additional shares at any time prior to the Series A Milestone Closing.

The Company assessed the terms and features of the Series A Preferred Stock and concluded that it should be classified outside of permanent equity in the condensed consolidated balance sheets, as the Series A Preferred Stock is contingently redeemable upon the occurrence of a deemed liquidation event that is outside of the Company’s control. Accordingly, the Company has classified the Series A Preferred Stock within temporary equity in the condensed consolidated balance sheets. As of September 30, 2023, the Series A Preferred Stock is not being accreted to redemption as a deemed liquidation event is not considered to be probable. Further information on the rights, preferences and privileges of the Series A Preferred Stock is outlined below.

The Company also assessed the Series A Tranche Right and concluded that it met the definition of a freestanding financial instrument as it was both legally detachable and separately exercisable from the Series A Preferred Stock. In accordance with ASC Topic 480, Distinguishing Liabilities from Equity, the Series A Tranche Right was initially classified as a liability in the consolidated balance sheet since the underlying Series A Preferred Stock is contingently redeemable upon the occurrence of a deemed liquidation event that is outside of the Company’s control.

The Company first allocated the Series A Preferred Stock proceeds to the Series A Tranche Right based upon its fair value at the date of issuance, and the remaining proceeds were allocated to the Series A Preferred Stock. The fair value of the Series A Tranche Right on the date of issuance was determined to be $11.1 million. As the Series A Tranche Right was classified as a liability, it was subsequently re-measured at fair value at each reporting period.

In July 2021, the holders of the Series A Preferred Stock elected to waive the conditions of the Series A Milestone Closing and exercise the Series A Tranche Right. Accordingly, the holders purchased 20,424,108 additional shares of Series A Preferred Stock at a price of $2.24 per share. The Company received aggregate net cash proceeds of $45.7 million from this sale, after deducting offering expenses paid by the Company. The Company recognized a $13.5 million gain from the settlement of the Series A Tranche Right and subsequently extinguished the preferred stock tranche asset in conjunction with the issuance of the related Series A Preferred Stock.

Series B Preferred Stock

In November 2021, the Company entered into the Series B Preferred Stock Purchase Agreement (the “Series B Agreement”). Under the Series B Agreement, the Company initially sold 17,289,273 shares of Series B-1 Preferred Stock at a price of $2.61 per share. The Series B Agreement also contemplated the issuance of Series B-2 Preferred Stock, as outlined further below. The Series B-1 Preferred Stock and the Series B-2 Preferred Stock are collectively referred to as the “Series B Preferred Stock” unless specifically noted.

The Series B Agreement also included a right (the “Series B Tranche Right”) whereby investors would be obligated to purchase, and the Company obligated to sell, 16,232,013 shares of Series B-2 Preferred Stock at $2.78 per share upon the achievement of a certain research and development milestone (the “Series B Milestone Closing”). Investors could also elect to waive the conditions of the Series B Milestone Closing and purchase their allotment of Series B-2 Preferred Stock at any time prior to the Series B Milestone Closing.

In December 2021, the Company subsequently amended the Series B Agreement (the “Series B Agreement Amendment”) to include two additional investors. Under the Series B Agreement Amendment, the Company sold an additional 4,932,950 shares of Series B-1 Preferred Stock at a price of $2.61 per share. Additionally, one investor elected to waive the conditions of the Series B Milestone Closing and purchase 4,496,403 shares of Series B-2 Preferred Stock at a price of $2.78 per share. The other investor included in the Series B Agreement Amendment maintained the Series B Tranche Right to purchase 134,892 shares of Series B-2 Preferred Stock.

In total during November and December 2021, the Company received aggregate net cash proceeds of $57.7 million from the sale of Series B-1 Preferred Stock and $12.5 million from the sale of Series B-2 Preferred Stock, after deducting offering expenses paid by the Company.

The Company also assessed the Series B Tranche Right and concluded that, while separately exercisable, it was not legally detachable from the Series B Preferred Stock. Accordingly, the Company concluded that the Series B Tranche Right did not meet the definition of a freestanding financial instrument and was instead an embedded feature of the Series B Preferred Stock.

In March 2023, the holders of the Series B Preferred Stock elected to waive the conditions of the Series B Milestone Closing and exercise the Series B Tranche Right. Accordingly, the holders purchased 16,366,905 shares of Series B-2 Preferred Stock at a price of $2.78 per share. The Company received aggregate net cash proceeds of $45.5 million from this sale, after deducting offering expenses paid by the Company.

The Company assessed the terms and features of the Series B Preferred Stock and concluded that it should be classified outside of permanent equity in the condensed consolidated balance sheets, as the Series B Preferred Stock is contingently redeemable upon the occurrence of a deemed liquidation event that is outside of the Company’s control. Accordingly, the Company has classified the Series B Preferred Stock within temporary equity in the condensed consolidated balance sheets. As of September 30, 2023, the Series B Preferred Stock is not being accreted to redemption as a deemed liquidation event is not considered to be probable. Further information on the rights, preferences and privileges of the Series B Preferred Stock is outlined below.

Rights, Preferences and Privileges of Preferred Stock

The rights, preferences and privileges of the Series Seed Preferred Stock, the Series A Preferred Stock, the Series B-1 Preferred Stock and the Series B-2 Preferred Stock are as follows. In the discussion below, the Series Seed Preferred Stock and the Series A Preferred Stock, Series B-1 Preferred Stock and the Series B-2 Preferred Stock are collectively referred to as the “Preferred Stock” unless specifically noted.

Conversion

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of common stock as is determined by dividing the original issuance price by the conversion price in effect at the time of conversion. The original conversion price of the Series Seed 1 Preferred Stock and Series Seed 2 Preferred Stock is $1.00, the original conversion price of the Series Seed 3 Preferred Stock is $1.30, the original conversion price of the Series A Preferred Stock is $2.24, the original conversion price of the Series B-1 Preferred Stock is $2.61 and the original conversion price of the Series B-2 Preferred Stock is $2.78. Shares of preferred stock are subject to adjustments to reflect the issuance of common stock, options, warrants, or other rights to subscribe for or to purchase common stock for a consideration per share, less than the conversion price then in effect and subsequent stock dividends, stock splits, combinations, or recapitalizations.

The Preferred Stock is subject to mandatory conversion upon the closing of a sale of common stock to the public at a price of at least $5.56 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination or other similar recapitalization) in a firm-commitment underwritten public offering resulting in at least $75.0 million of gross proceeds to the Company. The Preferred Stock is also subject to mandatory conversion upon the vote or written consent of the holders of at least 66% of the then-outstanding shares of Preferred Stock, voting as a single class on an as-converted to common stock basis.

Dividends

The holders of Preferred Stock, in preference to common stockholders, are entitled to receive, when, as and if declared by the Company’s Board of Directors, dividends at a rate of 8% annually. Dividends on Preferred Stock are non-cumulative and are payable only when and if declared by the Company’s Board of Directors. The holders of Preferred Stock are entitled to participate in dividends on common stock on an as-converted basis when and if declared by the Company’s Board of Directors. Since the Company’s inception, no dividends have been declared.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution, winding up or deemed liquidation event of the Company, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of common stock, an amount equal to the original issue price per share plus any dividends declared but unpaid thereon. For clarity, the original issue price of the Series Seed 1 Preferred Stock and Series Seed 2 Preferred Stock was $1.00 per share, the original issue price of the Series Seed 3 Preferred Stock was $1.30 per share, the original issue price of the Series A Preferred Stock was $2.24 per share, the original issue price of the Series B-1 Preferred Stock was $2.61 per share and the original issue price of the Series B-2 Preferred Stock was $2.78 per share.

If upon any voluntary or involuntary liquidation, dissolution, winding up or deemed liquidation event of the Company, the assets of the Company available for distribution are insufficient to pay the holders of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Redemption

The Preferred Stock is contingently redeemable upon the occurrence of a deemed liquidation event, which includes a merger or a sale of substantially all of the assets of the Company. As of September 30, 2023, a deemed liquidation event is not considered to be probable.

Voting Rights

The holders of Preferred Stock are entitled to vote based on the number of common shares that their preferred shares convert into on as-converted basis at the time of such vote. Except in specific circumstances, holders of Preferred Stock shall vote as a single class with the common stockholders.

The holders of record of the shares of the Series Seed Preferred Stock, voting exclusively and as a separate class on an as-converted to common stock basis, are entitled to elect two members to the Company’s Board of Directors. The holders of record of the shares of the Series A Preferred Stock, voting exclusively and as a separate class on an as-converted to common stock basis, are entitled to elect two members to the Company’s Board of Directors. The holders of record of the shares of the Series B Preferred Stock, voting exclusively and as a separate class on an as-converted to common stock basis, are entitled to elect two members to the Company’s Board of Directors.

Conversion of Preferred Stock

Pursuant to the terms of the Merger Agreement, immediately prior to closing of the Merger, each share of Preferred Stock issued and outstanding immediately prior to the Closing of the Merger was converted into shares of the Company’s common stock, and then exchanged in the Merger for shares of Frequency common stock using an exchange ratio of 0.049688. The conversion was approved by greater than 66% of the then-outstanding shares of Preferred Stock, voting as a single class on an as-converted to common stock basis.

9. Stock-based Compensation

2019 Stock Incentive Plan

In January 2019, the Company’s Board of Directors adopted the 2019 Stock Incentive Plan (the “2019 Plan”). The 2019 Plan provides for the grant of stock options, stock awards and restricted stock units to employees, members of the Company’s Board of Directors and non-employee consultants and advisors. The 2019 Plan initially provided for the issuance of up to 2,219,565 shares of common stock. The 2019 Plan was subsequently amended in May 2019, June 2020, October 2020, April 2021, November 2021 and March 2023 to modify the number of shares of common stock issuable under the 2019 Plan. Subsequent to the March 2023 amendment to the 2019 Plan, the Company can now issue up to 15,048,960 shares of common stock under the 2019 Plan. As of September 30, 2023, there were 949,921 shares available for future issuance under the 2019 Plan.

Stock-based Compensation Expense

Total stock-based compensation expense recognized in the condensed consolidated statements of operations and comprehensive loss for the nine months ended September 30, 2023 and 2022 was as follows (in thousands):

	Nine Months Ended September 30,
	2023	2022
Research and development	$402	$182
General and administrative	752	723

Total stock-based compensation expense	$1,154	$905

Restricted Common Stock Activity

Prior to the adoption of the 2019 Plan, the Company issued shares of restricted common stock to its founders as well as to certain employees. The restrictions on the common stock generally lapse over two to four years. In the event that a recipient ceases to provide service to the Company, the Company has the right to repurchase any unvested shares of restricted common stock at their original purchase price. As a result of this repurchase right, the Company recorded the issuance of such restricted common stock as a liability in the condensed consolidated balance sheets. Amounts are reclassified to common stock at par and additional paid-in capital as the restricted common stock vests and restrictions lapse.

The following table summarizes restricted common stock activity during the nine months ended September 30, 2023 (in thousands, except per share amounts):

	Shares	Weighted-Average Grant Date Fair Value per Share
Unvested as of December 31, 2022	58	$0.03
Granted	—	$—
Vested	(54)	$0.01
Repurchased	—	$—

Unvested as of September 30, 2023	4	$0.04

The aggregate fair value of restricted common stock that vested during the nine months ended September 30, 2023, based upon the fair value of the underlying restricted common stock on the day of vesting, was less than $0.1 million, and for the nine months ended September 30, 2022 was $0.4 million.

Stock Option Activity

The fair value of stock options granted during the nine months ended September 30, 2023 and 2022 was calculated on the date of grant using the following weighted-average assumptions:

	Nine Months Ended September 30,
	2023	2022
Risk-free interest rate	3.6%	1.9%
Expected dividend yield	—%	—%
Expected term (in years)	6.0	6.1
Expected volatility	69.5%	73.4%

Using the Black-Scholes option pricing model, the weighted-average grant date fair value of stock options granted during the nine months ended September 30, 2023 and 2022 was $0.69 and $0.74 per share, respectively.

The following table summarizes changes in stock option activity during the nine months ended September 30, 2023 (in thousands, except per share amounts):

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	9,280	$0.74	8.0	$2,953
Granted	4,050	$1.06
Exercised	(533)	$0.66
Cancelled	(488)	$1.00

Outstanding as of September 30, 2023	12,309	$0.84	8.1	$3,135

Exercisable at September 30, 2023	5,480	$0.67	7.3	$2,306

The aggregate intrinsic value of stock options exercised during the nine months ended September 30, 2023 and 2022 was $0.2 million and $0.1 million, respectively.

As of September 30, 2023, there was unrecognized stock-based compensation expense related to unvested stock options of $3.9 million, which the Company expects to recognize over a weighted-average period of approximately 2.7 years.

10. Genevant Agreement

In March 2023, the Company entered into a collaboration and license agreement (the “Genevant Agreement”) with Genevant Sciences GmbH (“Genevant”). Key financial terms under the Genevant Agreement are as follows:

•

The Company made a $2.5 million payment to Genevant in March 2023 upon execution of the Genevant Agreement and recorded the payment within research and development expense in the condensed consolidated statement of operations for the nine months ended September 30, 2023.

•	The Company will reimburse Genevant for certain out-of-pocket and full-time equivalent costs incurred as a result of research and development activities performed under the Genevant Agreement.

•

Genevant is entitled to receive payments from the Company upon the achievement of certain milestones, including potential clinical milestone payments of up to $13.5 million, potential regulatory and development milestone payments of up to $27.0 million, and potential commercial milestone payments up to an aggregate total of $57.0 million.

•	Genevant is eligible to receive royalties at percentage rates in the mid-single-digits, based on future annual net sales of licensed products within the scope of the Genevant Agreement.

As of September 30, 2023, no milestones have been achieved and the Company has recorded reimbursements of $0.8 million within research and development expense in the condensed consolidated statement of operations.

11. Leases

The Company’s building leases consist of office and laboratory space under non-cancelable leases that have remaining terms from approximately 3 months to 11 years.

The Company is party to an operating lease at One Kendall Square, Cambridge, Massachusetts and occupies 22,561 square feet of laboratory and office space (the “OKS Facility”) which expires on December 31, 2023, and an operating sublease agreement at Cummings Park in Woburn, Massachusetts and occupies 18,148 square feet of laboratory and office space (the “Cummings Park Sublease”) which expires on July 31, 2024.

The Company is party to an operating lease for 50,453 square feet of office and laboratory space at 60 First Street, Cambridge, Massachusetts (the “60 First Street Lease”). In May 2023, the Company obtained control over the space and the Company recognized the operating lease right-of-use asset and the operating lease liability of $26.8 million on the commencement date of the lease. The total rental payments over the 11 year lease are expected to be $62.1 million, including rent credits and other lease incentives per the terms of the lease. Specifically, the 60 First Street Lease provides the Company with a tenant improvement allowance of $13.1 million. The Company utilized $2.1 million of the $13.1 million tenant improvement allowance as of September 30, 2023. The Company has an option to extend the lease for an additional period of five years with the rent during the option period being the then fair market rent.

Future minimum lease payments for all leases, net of $11.0 million expected to be received and intended to be used related to the remaining tenant improvement allowance and rent credits associated with the 60 First Street Lease, as of September 30, 2023 were as follows (in thousands):

As of September 30, 2023
Remaining of 2023	$548
2024	(8,956)
2025	6,247
2026	7,341
2027	7,557
Thereafter	52,498

Total future minimum lease payments	65,235
Less: interest	(34,015)

Present value of operating lease liabilities	$31,220

As of September 30, 2023, the weighted average remaining lease term was 10.4 years and the weighted average incremental borrowing rate used to determine the operating lease liability was 11.1%.

The Company combines the lease and non-lease components of fixed costs in its lease arrangements as a single lease component. Variable costs, such as utilities and maintenance costs, are not included in the measurement of right-of-use assets and lease liabilities, but rather are expensed when the event determining the amount of variable consideration to be paid occurs.

The following table summarizes the effect of lease costs in the Company’s condensed consolidated statement of operations and comprehensive loss of its operating leases (in thousands):

	Nine Months Ended September 30,
	2023	2022
Operating lease costs	$4,335	$1,648
Variable lease costs	742	534

Total lease costs	$5,077	$2,182

12. Net Loss per Share

For purposes of the diluted net loss per share calculation, convertible preferred stock, outstanding stock options, outstanding warrants and unvested restricted common stock are considered to be potentially dilutive securities, however the following common stock equivalents were excluded from the calculation of diluted net loss per share because their effect would be anti-dilutive (in thousands):

	September 30, 2023	December 31, 2022
Series Seed Preferred Stock	13,781	13,781
Series A Preferred Stock	40,848	40,848
Series B-1 Preferred Stock	22,222	22,222
Series B-2 Preferred Stock	20,863	4,496
Unvested restricted common stock	4	58
Outstanding stock options	12,304	9,280
Outstanding warrant	162	162

Total	110,184	90,847

13. Subsequent Events

The Company has completed an evaluation of all subsequent events after the unaudited condensed consolidated balance sheet date of September 30, 2023 through November 6, 2023, the date these condensed consolidated financial statements were issued, to ensure that these condensed consolidated financial statements include appropriate disclosure of events both recognized in the condensed consolidated financial statements as of September 30, 2023, and events that occurred subsequently but were not recognized in the condensed consolidated financial statements. Except as disclosed elsewhere in Note 1 to the condensed consolidated financial statements, the Company concluded that no events or transactions have occurred that require disclosure in the accompanying condensed consolidated financial statements.